Exhibit 21.1

List of Subsidiaries

Evolution Petroleum Corporation – A Nevada Corporation

Officers:
Robert S. Herlin	President and Chief Executive Officer
Sterling H. McDonald	Vice President, Chief Financial Officer and Treasurer
Daryl V. Mazzanti	Vice President, Operations
David Joe	Controller & Corporate Secretary

Directors:
Robert S. Herlin	Chairman of the Board
Laird Q. Cagan	Member
Edward J. DiPaolo	Member
Gene Stoever	Member
William Dozier	Member
Kelly Loyd	Member

NGS Sub Corp. – A Delaware Corporation

Officers:
Robert S. Herlin	President and Chief Executive Officer
Sterling H. McDonald	Chief Financial Officer and Treasurer
David Joe	Secretary

Directors:
Robert S. Herlin
Sterling H. McDonald

Arkla Petroleum, LLC – A Louisiana Corporation

NGS Sub Corp	Member
Robert S. Herlin	Manager
Sterling H. McDonald	Manager

NGS Technologies, Inc. – A Delaware Corporation

Officers:
Robert S. Herlin	President and Chief Executive Officer
Sterling H. McDonald	Chief Financial Officer and Treasurer
David Joe	Secretary

Director:
Robert S. Herlin

Evolution Operating Co. Inc. – A Texas Corporation

Officers:
Robert S. Herlin	President and Chief Executive Officer
Sterling H. McDonald	Vice President, Chief Financial Officer, Treasurer and Secretary
Daryl V. Mazzanti	Vice President, Operations
David Joe	Controller

Directors:
Robert S. Herlin
Sterling H. McDonald

Tertiaire Resources Company – A Texas Corporation

Officers:
Robert S. Herlin	President and Chief Executive Officer
Sterling H. McDonald	Vice President, Chief Financial Officer, Treasurer and Secretary
Daryl V. Mazzanti	Vice President, Operations

Directors:
Robert S. Herlin
Sterling H. McDonald
Daryl V. Mazzanti

Evolution Petroleum OK, Inc. – A Texas Corporation

Officers:
Robert S. Herlin	President and Chief Executive Officer
Sterling H. McDonald	Vice President, Chief Financial Officer, Treasurer and Secretary
Daryl V. Mazzanti	Vice President, Operations
David Joe	Controller & Secretary

Directors:
Robert S. Herlin
Sterling H. McDonald